UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No. )

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Eterna Therapeutics Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Eterna Therapeutics Inc.
1035 Cambridge Street, Suite 18A
Cambridge, Massachusetts 02141

May 9, 2023

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO
THE 2023 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement Supplement, dated May 9, 2023 (this “Supplement”), supplements the Definitive Proxy Statement of Eterna Therapeutics Inc., a Delaware corporation (the “Company” or “Eterna”), filed with the Securities and Exchange Commission on May 5, 2023 (the “Proxy Statement”), relating to the Company’s 2023 Annual Meeting of Stockholders to be held virtually on June 16, 2023, at 11:00 a.m. Eastern Time for holders of record of the Company’s common stock as of April 26, 2023.

The purpose of this Supplement is to correct the beneficial ownership table included on pages 18 and 19 of the Proxy Statement under the heading “Stock Ownership,” which inadvertently reported that:  (i) Nicholas J. Singer beneficially owned 829,224 shares of the Company’s common stock instead of 541,830 shares of common stock; (ii) George Denny beneficially owned 561,287 shares of common stock instead of 534,031 shares of common stock; (iii) the Company’s current directors and executive officers, as a group, beneficially owned 2,277,192 shares of common stock instead of 1,989,798 shares of common stock; and (iv) Matthew Angel beneficially owned 140,978 shares of common stock subject to issuance upon exercise of options instead of 144,179 shares of common stock subject to issuance upon exercise of options.

Accordingly, the Proxy Statement disclosure under the heading “Stock Ownership” is amended and replaced in its entirety with the following. Except for the information in this Supplement regarding the disclosure under the heading “Stock Ownership,” all information set forth in the Proxy Statement remains unchanged.  This Supplement should be read together with the Proxy Statement.

STOCK OWNERSHIP

The following table sets forth information known to us regarding beneficial ownership of common stock as of April 26, 2023 by:

•	each person known by us to be the beneficial owner of more than 5% of outstanding common stock;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options, warrants and restricted stock units held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 26, 2023, assuming that the liquidity event vesting conditions had been satisfied as of such date. These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of our common stock is based on 5,270,072 shares of our common stock outstanding as of April 26, 2023.

Unless otherwise indicated, we believe that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

Unless otherwise noted, the business address of each of these shareholders is c/o Eterna Therapeutics, Inc., 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned	Series A Convertible Preferred Stock Beneficially Owned	Percentage of Series A Convertible Preferred Stock Beneficially Owned	Percentage of Total Voting Power
Greater than 5% Stockholders:
Charles Cherington(1)	1,098,105	18.89%	71,306	45.7%	18.9%
George Denny(2)	534,031	9.99%	71,306	45.7%	9.99%
John Halpern(3)	534,683	9.99%	—	—	9.99%
Nicholas J. Singer(4)	541,830	9.99%	—	—	9.99%
Freebird Partners(5)	554,583	9.99%	—	—	9.99%
Factor Bioscience Inc.(6)	129,033	2.45%	—	—	2.45%
Named Executive Officers and Directors:
Charles Cherington(1)	1,098,105	18.89%	71,306	45.7%	18.89%
Nicholas J. Singer(4)	541,830	9.99%	—	—	9.99%
Matthew Angel(7)	318,661	5.89%	—	—	5.89%
William Wexler(8)	10,769	*	—	—	*
Gregory Fiore(8)	8,632	*	—	—	*
Andrew Jackson(9)	8,309	*	—	—	*
Howard Federoff(8)	97,214	1.81%	—	—	1.81%
Roger Sidhu	1,008	*	―	―	*
Kevin D’Amour	574	*	—	—	*
All current directors and executive officers as a group (7 persons)(10)	1,989,798	32.41%	71,306	45.7%	32.41%

*	Less than 1%
(1)
Includes 15,085 shares of common stock subject to issuance upon exercise of options, 523,512 shares of common stock subject to issuance upon exercise of warrants and 3,043 shares of common stock issuable upon conversion of Series A convertible preferred stock.

(2)
Includes 73,750 shares of common stock subject to issuance upon exercise of warrants and 3,043 shares of common stock issuable upon conversion of Series A convertible preferred stock. Denny Family Partners II, LLC owns 50,453 shares of common stock and the George Denny III Trust dated 6/11/1981 owns 406,785 shares of common stock. Mr. Denny disclaims beneficial ownership of the shares held by Denny Family Partners II, LLC except to the extent of his pecuniary interest therein. Mr. Denny’s address is. Mr. Denny has sole voting and dispositive power over 204 shares and has shared voting and dispositive power over 460,209 shares.

(3)
Includes 82,400 shares of common stock subject to issuance upon exercise of warrants. Shares held by the John D. Halpern Revocable Trust, of which, Mr. Halpern and Katherine H. Halpern are trustees. Mr. Halpern and Ms. Halpern share voting and dispositive powers. Mr. Halpern’s address is PO Box 540 Portsmouth, New Hampshire 03802.

(4)
Includes (i) 121,882 shares of common stock held by Purchase Capital LLC and (ii) 266,214 shares of common stock held by Pacific Premier Trust as Custodian for the benefit of Mr. Singer. Mr. Singer has sole voting and investment power over all 398,349 shares. Also includes 143,250 shares of common stock subject to issuance upon exercise of warrants and 10,544 shares of common stock subject to issuance upon exercise of options.

(5)
Includes 282,000 shares of common stock subject to issuance upon exercise of warrants. Freebird Investments LLC serves as the general partner of Freebird Partners. Curtis W. Huff is the sole member of Freebird Investments and has shared voting and dispositive powers with Freebird Investments. Freebird Partners’ address is 2800 Post Oak Blvd., Suite 2000, Houston, TX 77056

(6)
Factor Bioscience owns 129,033 shares of common stock, over which Messrs. Angel and Rohde have shared voting and investment power. Mr. Angel also has sole voting and investment power over 45,449 shares, and Mr. Rohde has sole voting and investment power over 67,885 shares. Factor Bioscience, Inc. and Messers. Angel and Rohde have entered into lock-up agreements with respect to 168,884 shares of common stock listed above. Each lock-up agreement extends for a period of three years, provided that up to 75% of the shares of common stock subject to the lock-up agreement may be released from the lock-up restrictions earlier if the price of common stock on The Nasdaq Capital Market stock exchange exceeds specified thresholds. The lock-up agreements include customary exceptions for transfers during the applicable lock-up period. Factor Bioscience, Inc.’s address is 1035 Cambridge Street, Suite 17B, Cambridge, MA 02141.

(7)
Includes 129,033 shares of common stock owned by Factor Bioscience, of which Dr. Angel owns approximately 64% of the outstanding equity, and 144,179 shares of common stock subject to issuance upon exercise of options.

(8)	Represents shares of common tock subject to issuance upon exercise of options.
(9)	Represents shares of common stock subject to issuance upon exercise of options. Mr. Jackson resigned as our Chief Financial Officer effective May 4, 2023.
(10)
Includes 666,762 shares of common stock subject to issuance upon exercise of warrants, 199,903 shares of common stock issuable upon exercise of options, 438 shares of common stock issuable upon the vesting of restricted stock units and 3,043 shares of common stock issuable upon conversion of Series A convertible preferred stock.